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                                                                   EXHIBIT 23.5




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AmerUs Life Holdings, Inc. on Form S-3 of our report dated February 28, 1997 and incorporated by reference in Form 8-K/A - 1 of AmerUs Life Holdings, Inc. dated March 3, 1998, which further incorporates by reference the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 14, 1998